Mares 02 2006 S:27RM    HP LRSERJET 3200        p.3
POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints Richard C. Goggles with full power of substitution, the underalgned'e true and lawful attorney-In-fact to:
(1)prepare, execute in the undersigned's name and on the underelgned'a behalf, and submit to the U.S. Securities and Exchange Carrrrnlealon (the "SEC") a Form ID, ktcfuding amendments there to, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 1B(o) of the Beourftlse Exettange Act of 1934 or any rule or regulation of the SEC;
(2)execute for and on behalf of the undersigned, In the undersigned's capacity as an officer and/or director of Span-ARlerfca Medical Stems, Inc.
(the "Company''), Forms 3, 4, and 5 in accordance with Section 19(e) of the Securities Exchange Act of 1934 and the rules thereurxier-
(3)do and perform any and all acts for and an behalf of the undersigned which may be necessary cr desirable to complete and execute any such Form 3, 4, or 6, complete and execute any amendment or amendments thereto, and tfinely file such form with the SEC and any stock exchange or similar authority; and
(4)take any other Wien of any type whatsoever In connection with the + foregoing which, in the opinion of ouch attorney-In-foot, may be of benefit to, In the beat Interest of, or legally required by, the undersigned, ft being understood that the documents executed by such attomey-In-feAt on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-In-feat may approve
In such attomey-In-facre discretion. The undersigned hereby grants to each such aattomay-fn-~fact full power and authority to do and perform any and every act and tieing whatsoever requisite, necessary, or proper to be done In the exercise of any of the rights and powers herein granted, as fully to all Intents and purposes as the undersigned might or could do If personally present, with full power of eubstlbutton or revocation, hereby ratifying and confirming all that such attorney-In-fact, or such attorney-In-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-tn fact, In serving In such capacity at the request of the undersigned, Is not maiming, nor Is the Company assuming, any of the underslgned'e respanelbAMles to comply with Section 16 of the Securities Exchange Act of 1934.Tills Power of Attorney
 shall remain In full force and effect until the undersigned Is no longer required to 171a Forms 3, 4, and 6with respect to the undersigned's holdings of and transactions in securities Issued by the Company, unleea earlier revoked by the undersigned In a signed writing delivered to the foregoing attorney-In-fact.IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2,day oaf"20178.
gnat Print Name
7,57743-1